EXECUTION COPY










                       UNITED VIDEO SATELLITE GROUP, INC.

                                                   $400,000,000

                    8-1/8% Senior Subordinated Notes due 2009

                               Purchase Agreement

                                                              New York, New York
                                                               February 23, 1999


Salomon Smith Barney Inc.
Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated
As Representatives of the Initial Purchasers
c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York  10013

Ladies and Gentlemen:

                  United Video Satellite Group, Inc. (to be renamed TV Guide, Inc.), a corporation organized under the laws of Delaware ("UVSG"), proposes to issue and sell to the several parties named in Schedule I hereto (the "Initial Purchasers"), for whom you (the "Representatives") are acting as representatives, $400,000,000 aggregate principal amount of its 8-1/8% Senior Subordinated Notes due 2009 (the "Securities"). The Securities are to be issued under an indenture (the "Indenture") dated as of March 1, 1999, among UVSG, the subsidiary guarantors party thereto and The Bank of New York, as trustee (the "Trustee"). The Securities have the benefit of a Registration Rights Agreement (the "Registration Rights Agreement"), dated as of February 23, 1999, among UVSG, the subsidiary guarantors party thereto and the Initial Purchasers, pursuant to which UVSG and such subsidiary guarantors have agreed to register the Securities under the Act subject to the terms and conditions therein specified. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in
Section 17 hereof.

                  The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act.

                  In connection with the sale of the Securities, (i) UVSG intends to acquire (the "TV Guide Acquisition"), pursuant to a Share Exchange Agreement, effective as of June 10, 1998, all the outstanding capital stock of News America Publications Inc., a Delaware corporation ("Publications"), and all the outstanding capital stock of TVSM, Inc., a Delaware corporation ("TVSM"), on the terms described in the definitive proxy statement, dated January 20, 1999 (the "Proxy Statement"), of UVSG, (ii) UVSG intends to acquire (the "Netlink Acquisition"), pursuant to an Amended and Restated Stock Purchase Agreement, effective as of May 18, 1998, all the outstanding shares of three subsidiaries of Liberty Media Corporation (the "Liberty Subsidiaries"), a Delaware corporation, on the terms described in the Proxy Statement and (iii) UVSG intends to change its name to TV Guide, Inc. As used herein, the "Company" means TV Guide, Inc., taken as


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a whole, on a pro forma basis after giving effect to the TV Guide Acquisition, the Netlink Acquisition and the aforementioned name change.

                  In connection with the sale of the Securities, UVSG has prepared a preliminary offering memorandum, dated February 11, 1999 (as amended or supplemented at the Execution Time, the "Preliminary Memorandum"), and a final offering memorandum, dated February 23, 1999 (as amended or supplemented at the Execution Time, the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Securities. UVSG hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers.

                  For purposes of this Agreement, all references to Subsidiary Guarantors shall mean those entities set forth on Schedule II hereto for periods prior to the Closing Date and shall mean those entities set forth on Schedule II hereto plus any other entity that becomes a Subsidiary Guarantor pursuant to
Section 5(o) for the period on and after the Closing Date, provided, however, that any such Subsidiary Guarantor shall cease to be a Subsidiary Guarantor under this Agreement and the Registration Rights Agreement at such time as such entity ceases to be a Subsidiary Guarantor under the Indenture.

                  1. Representations and Warranties. UVSG and each of the Subsidiary Guarantors jointly and severally represent and warrant to each Initial Purchaser as set forth below in this Section 1.

                  (a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Execution Time, on the Closing Date (as defined in Section 3 hereof) and on any settlement date, the Final Memorandum did not, and will not (and any amendment or supplement thereto, at the date thereof, at the Closing Date and on any settlement date, will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that UVSG and the Subsidiary Guarantors make no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to UVSG by or on behalf of the Initial Purchasers through the Representatives specifically for inclusion therein.

                  (b) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

                  (c) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation
         D) in connection with any offer or sale of the Securities in the United States.

                  (d) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.



                                                       1.1-2

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                  (e) Neither the Company, nor any of its Affiliates, nor any
         person acting on its or their behalf has engaged in any directed selling efforts with respect to the Securities, and each of them has complied with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

                  (f) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum will not be, an "investment company" within the meaning of the Investment Company Act, without taking account of any exemption arising out of the number of holders of the Company's securities.

                  (g) The Company is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

                  (h) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated by this Agreement).

                  (i) The Company has not taken, directly or indirectly, any action designed to cause or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (j) The information provided by the Company pursuant to
         Section 5(h) hereof will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (k) Each of UVSG, Publications, TVSM, the Liberty Subsidiaries and their respective subsidiaries has (i) been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Memorandum and (ii) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except, in the case of this clause
         (ii), to the extent the failure to so qualify or be in good standing would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole ("Material Adverse Effect").

                  (l) All the outstanding shares of capital stock of each subsidiary of UVSG, Publications and TVSM have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Memorandum, all outstanding shares of capital stock of the subsidiaries are owned by UVSG, Publications or TVSM, as applicable, either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

                  (m) This Agreement has been duly authorized, executed and delivered by UVSG and each of the Subsidiary Guarantors; the Indenture has been duly authorized and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by UVSG and each of the Subsidiary Guarantors, will constitute a legal, valid, binding instrument enforceable against the Company and each of the Subsidiary Guarantors in accordance with its terms (subject, as to the enforcement of remedies, to applicable


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



         bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity); the Securities have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers, will have been duly executed and delivered by UVSG and each of the Subsidiary Guarantors and will constitute the legal, valid and binding obligations of the Company and each of the Subsidiary Guarantors entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity); each of the IP Agreements has been duly authorized, executed and delivered; and the Registration Rights Agreement has been duly authorized and, when executed and delivered by UVSG and each of the Subsidiary Guarantors, will constitute the legal, valid, binding and enforceable instrument of the Company and each of the Subsidiary Guarantors (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity).

                  (n) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Indenture or the Registration Rights Agreement, except such as will be obtained under the Act and the Trust Indenture Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Initial Purchasers in the manner contemplated herein and in the Final Memorandum and the Registration Rights Agreement.

                  (o) Neither the execution and delivery of the Indenture, this Agreement or the Registration Rights Agreement, the issue and sale of the Securities, nor the consummation of any other of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (i) the charter or by-laws of UVSG, Publications, TVSM, the Liberty Subsidiaries or any of their respective subsidiaries; (ii) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which UVSG, Publications, TVSM, the Liberty Subsidiaries or any of their respective subsidiaries is a party or bound or to which any of their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to UVSG, Publications, TVSM, the Liberty Subsidiaries or any of their respective subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over UVSG, Publications, TVSM, the Liberty Subsidiaries or any of their respective subsidiaries or any of their properties.

                  (p) The consolidated historical financial statements and schedules of each of UVSG, Publications, the Netlink Wholesale Division (as defined in the Final Memorandum) and their respective consolidated subsidiaries, as applicable, included in the Final Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of each of UVSG, Publications and the Netlink Wholesale Division, respectively, as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the selected financial data set forth under the caption "Selected Historical Financial Information--United Video Satellite Group, Inc.", "Selected Historical Financial Data--News America Publications Inc." and "Selected Historical Financial Data-- Netlink Wholesale Division" in the Final Memorandum fairly present, on the basis stated in the Final Memorandum, the information included therein; the pro forma financial statements included in the Final Memorandum include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Final Memorandum; the pro forma financial statements included in the Final Memorandum comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act; and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

                  (q) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of UVSG, Publications, TVSM, any of the Liberty Subsidiaries or any of their respective subsidiaries, as applicable, or any of their property is pending or, to the best knowledge of UVSG, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement, the Indenture or the Registration Rights Agreement, or the consummation of any of the transactions contemplated hereby or thereby; or (ii) would reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

                  (r) Except as provided in Section 1(t) below, each of UVSG, Publications, TVSM, the Liberty Subsidiaries and each of their respective subsidiaries, as applicable, owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

                  (s) None of UVSG, Publications, TVSM, the Liberty Subsidiaries nor any of their respective subsidiaries is in violation or default of
         (i) any provision of its charter or bylaws; (ii) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) in any material respect, any statute, law, rule, regulation, judgment, order or decree applicable to UVSG, Publications, TVSM, the Liberty Subsidiaries or such subsidiary of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over UVSG, Publications, TVSM, the Liberty Subsidiaries or such subsidiary or any of its properties, as applicable.

                  (t) Subject to any disclosure to the contrary in the Final Memorandum and excepting patents owned by or licensed to Gemstar Development Corporation and/or its affiliates, UVSG has no actual knowledge that it and its subsidiaries do not own, possess, license or have other rights to use all patents, patent applications, trade and service marks, trade and service mark registrations, trade names and copyrights necessary for the conduct of UVSG's business as now conducted or as proposed in the Final Memorandum to be conducted. In addition, (i) to UVSG's actual knowledge, there are no rights of third parties to any patents, patent applications, trade and service marks, trade and service mark registrations, trade names and copyrights owned by UVSG (collectively, the "Intellectual Property"); (ii) there is no pending or, to UVSG's actual knowledge, threatened action, suit, proceeding or claim by others challenging UVSG's rights in or to any such Intellectual property, and UVSG has no actual knowledge of any facts which lead it to believe that any such claim has been or is being made; (iii) to UVSG's actual knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual


                                                       1.1-4

         Property (except as described in the Final Memorandum), and UVSG has no actual knowledge of any facts which lead it to believe that any such claim has been or is being made; and (iv) there is no pending or, to UVSG's actual knowledge, threatened action, suit, proceeding or claim by others that UVSG infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others (except as described in the Final Memorandum), and UVSG has no actual knowledge of any other facts which lead it to believe that any such claim has been or is being made.

                  (u) The statements contained in the Final Memorandum under the captions "Risk Factors -- Any infringement by us on patent rights of others could result in litigation", "-- Litigation with Gemstar may adversely affect the future of TV Guide Interactive and its guides", "-- We are segregating our patent rights to an unrestricted subsidiary that will not be subject to the covenants in the indenture", "Business--Patents and Trademarks", "-- Regulation" and "--Legal Proceedings", insofar as such statements summarize legal matters, agreements, documents, or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

                  (v) The Company and its subsidiaries have implemented a comprehensive, detailed program to analyze and address the risk that the computer hardware and software used by them may be unable to recognize and properly execute date-sensitive functions involving certain dates prior to and any dates after December 31, 1999 (the "Year 2000 Problem"), and has determined that such risk will be remedied on a timely basis without material expense and will not have a material adverse effect upon the financial condition and results of operations of the Company and its subsidiaries, taken as a whole; and UVSG believes, after due inquiry, that each supplier, vendor, customer or financial service organization used or serviced by the Company and its subsidiaries has remedied or will remedy on a timely basis the Year 2000 Problem, except to the extent that a failure to remedy by any such supplier, vendor, customer or financial service organization would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. The Company is in compliance with the Commission's staff legal bulletin No. 5 dated January 12, 1998, as amended to date, related to Year 2000 compliance.

                  (w) Other than Prevue Networks, Inc., UVTV, Inc., Superstar/Netlink Group L.L.C., Publications, Murdoch Magazines Distribution, Inc. ("MMDI") and TVSM (the "Subsidiaries"), there is no entity or other person (i) of which a majority of the voting equity securities or other interests is owned, directly or indirectly, by the Company and (ii) which, directly or indirectly, held more than 5% of the total assets of the Company or would have contributed more than 5% of the revenues or EBITDA of the Company, in each case on a pro forma basis as of December 31, 1998.

                  (x) Each of the TV Guide Acquisition and the Netlink Acquisition has been consummated in accordance with the terms of the Proxy Statement and as described in the Final Memorandum, including the transfer of the TVGOS (as defined in the Final Memorandum) intellectual property to the IP Subsidiary (as defined in the Final Memorandum).

                  Any certificate signed by any officer of UVSG and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by UVSG, as to matters covered thereby, to each Initial Purchaser.

                  2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, UVSG agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from UVSG, at a purchase price


                                                       1.1-5

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of 98.5% of the principal amount thereof, plus accrued interest, if any, from
March 1, 1999 to the Closing Date, the principal amount of Securities set forth opposite such Initial Purchaser's name in Schedule I hereto.

                  3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 A.M., New York City time, on March 1, 1999, or at such time on such later date (not later than March 8, 1999) as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and UVSG or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of UVSG by wire transfer payable in same-day funds to the account specified by UVSG. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

                  4. Offering by Initial Purchasers. Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with UVSG that:

                  (a) It has not offered or sold, and will not offer or sell, any Securities except (i) to those it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A or (ii) in accordance with the restrictions set forth in Exhibit A hereto.

                  (b) Neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States.

                  5. Agreements. UVSG and each of the Subsidiary Guarantors jointly and severally agree with each Initial Purchaser that:

                  (a) The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as it may reasonably request.

                  (b) The Company will not amend or supplement the Final Memorandum without the prior written consent of the Representatives.

                  (c) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representatives), any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Company promptly (i) will notify the Representatives of any such event; (ii) subject to the requirements of paragraph (b) of this Section 5, will prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) will supply any supplemented or amended Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as you may reasonably request.


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                  (d) The Company will arrange, if necessary, for the
         qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Initial Purchasers may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

                  (e) The Company will not, and will not permit any of its Affiliates to, resell any Securities that have been acquired by any of them.

                  (f) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

                  (g) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation
         D) in connection with any offer or sale of the Securities in the United States.

                  (h) So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

                  (i) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will engage in any directed selling efforts with respect to the Securities, and each of them will comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

                  (j) The Company will cooperate with the Representatives and use its best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

                  (k) The Company will not offer, sell, contract to sell, grant any other option to purchase or otherwise dispose of, directly or indirectly, or announce the offering of, or file a registration statement for, (i) any debt securities issued or guaranteed by the Company or any of its direct or indirect subsidiaries or (ii) any shares of capital sock of any of the Company's direct or indirect subsidiaries which are preferred to as payments of dividends or as to distribution upon liquidation over any other class of capital stock, or enter into an agreement to do any of the foregoing (other than (x) the Securities and the New Securities (as defined in the Registration Rights Agreement), (y) pursuant to any credit facility permitted under the Indenture and (z) purchase money debt permitted under the Indenture)


                                                       1.1-7

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         for a period of 90 days from the date the Securities are issued without the prior written consent of Salomon Smith Barney Inc.

                  (l) The Company will not take, directly or indirectly, any action designed to cause or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (m) The Company will not, for so long as the Securities are outstanding, be or become, or be or become owned by, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended, and will not be or become, or be or become owned by, a closed-end investment company required to be registered but not registered thereunder.

                  (n) UVSG and the Subsidiary Guarantors agree to pay the costs and expenses relating to the following matters: (i) the preparation of the Indenture and the Registration Rights Agreement, the issuance of the Securities and the fees of the Trustee (excluding the fees of counsel to the Initial Purchasers with respect thereto); (ii) the preparation, printing or reproduction of the Preliminary Memorandum and Final Memorandum and each amendment or supplement to either of them;
         (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary Memorandum and Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (vii) admitting the Securities for trading in The Portal Market; (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

                  (o) The Company shall cause any entity that is a Subsidiary Guarantor under the Indenture and not set forth on Schedule II hereto to become a party to this Agreement and the Registration Rights Agreement on or prior to the Closing Date.

                  (p) The Company will take any and all actions reasonably requested by the Initial Purchasers to ensure that the Securities are designated as Portal-eligible securities in accordance with the rules and regulations of the NASD.

                  6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of UVSG and each of the Subsidiary Guarantors contained herein at the Execution Time and the Closing Date, to the accuracy of the statements of UVSG and each of the


                                                       1.1-8

Subsidiary Guarantors made in any certificates pursuant to the provisions hereof, to the performance by UVSG and each of the Subsidiary Guarantors of its obligations hereunder and to the following additional conditions:

                  (a) The Company shall have requested and caused Holme Roberts & Owen LLP, counsel for UVSG, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

                           (i) each of Prevue Networks, Inc., UVTV, Inc. and
                  Superstar/Netlink Group L.L.C. (the "UVSG Subsidiaries") (A) has been duly formed or incorporated, as applicable, and is validly existing and in good standing under the laws of the jurisdiction in which it is chartered or organized, with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Memorandum and (B) is duly qualified to do business and is in good standing under the laws of each jurisdiction which requires such qualification, except, in the case of this clause (B), to the extent the failure to so qualify or be in good standing could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect;

                           (ii) all the outstanding shares of capital stock of
                  UVSG and each UVSG Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Memorandum, to the knowledge of such counsel, after due inquiry, all outstanding shares of capital stock of the UVSG Subsidiaries are owned by UVSG either directly or through wholly owned subsidiaries free and clear of any security interests, claims, liens or encumbrances;

                           (iii) the Indenture has been duly authorized,
                  executed and delivered, and constitutes a legal, valid and binding instrument enforceable against the Company and each Subsidiary Guarantor in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); the Securities have been duly and validly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers under this Agreement, will constitute legal, valid and binding obligations of the Company and each Subsidiary Guarantor entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); the Registration Rights Agreement has been duly authorized, executed and delivered and constitutes the legal, valid, binding and enforceable instrument of the Company and each Subsidiary Guarantor (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); each of the IP Agreements has been duly authorized, executed and delivered; and the statements set forth under the heading "Description of Notes" and "Exchange Offer;


                                                       1.1-9

                  Registration Rights" in the Final Memorandum, insofar as such statements purport to summarize certain provisions of the Securities, the Indenture and the Registration Rights Agreement, provide a fair summary of such provisions;

                           (iv) to the knowledge of such counsel, there is no
                  pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving UVSG or any of its subsidiaries or its or their property that is not adequately disclosed in the Final Memorandum, except in each case for such proceedings that, if the subject of an unfavorable decision, ruling or finding would not singly or in the aggregate, result in a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole; and the statements in the Final Memorandum under the headings "Certain United States Federal Income Tax Considerations", "Certain Relationships and Related Transactions", "Description of Bank Credit Facilities" and "Business -- Legal Proceedings" (except for the first two paragraphs thereof) fairly summarize the matters therein described;

                           (v) such counsel has no reason to believe that at the
                  Execution Time and on the Closing Date the Final Memorandum contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion);

                           (vi) this Agreement has been duly authorized,
                  executed and delivered by UVSG and each of the Subsidiary Guarantors;

                           (vii) no consent, approval, authorization, filing
                  with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Indenture and the Registration Rights Agreement, except such as will be obtained under the Act and the Trust Indenture Act and such as may be required under the blue sky or securities laws of any jurisdiction in connection with the purchase and sale of the Securities by the Initial Purchasers in the manner contemplated in this Agreement and the Final Memorandum and the Registration Rights Agreement and such other approvals (specified in such opinion) as have been obtained;

                           (viii) neither the execution and delivery of the
                  Indenture, this Agreement or the Registration Rights Agreement, the IP Agreements, the issue and sale of the Securities, nor the consummation of any other of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or asset of UVSG or its subsidiaries pursuant to, (A) the charter or by-laws of UVSG or its subsidiaries; (B) to the knowledge of such counsel, the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which UVSG or any of its subsidiaries is a party or bound or to which its respective property is subject; or (C) to the knowledge of such counsel, any statute, law, rule, regulation, judgment, order or decree applicable to UVSG or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over UVSG, any of its subsidiaries or any of their respective properties;



                                                      1.1-10

                           (ix) assuming the accuracy of the representations and
                  warranties and compliance with the agreements contained herein, no registration of the Securities under the Act, and no qualification of an indenture under the Trust Indenture Act, are required for the offer and sale by the Initial Purchasers of the Securities in the manner contemplated by this Agreement; and

                           (x) UVSG is not and, after giving effect to the
                  offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum, will not be an "investment company" as defined in the Investment Company Act without taking account of any exemption arising out of the number of holders of UVSG's securities.

                  In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the General Corporation Law of the State of Delaware, the State of New York, the State of Colorado or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Initial Purchasers; and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and the Subsidiary Guarantors and public officials. References to the Final Memorandum in this Section 6(a) include any amendment or supplement thereto at the Closing Date.

                  (b) The Company shall have requested and caused Squadron, Ellenoff, Plesent & Sheinfeld, LLP, counsel for Publications, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

                           (i) each of Publications, TVSM and MMDI has been duly
                  incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Memorandum;

                           (ii) all the outstanding shares of capital stock of
                  Publications, TVSM and MMDI have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Memorandum, to the knowledge of such counsel, all outstanding shares of capital stock of MMDI are owned by Publications free and clear of any security interests, claims, liens or encumbrances;

                           (iii) to the knowledge of such counsel, there is no
                  pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Publications, TVSM or MMDI or any of their subsidiaries or its or their property that is not adequately disclosed in the Final Memorandum, except in each case for such proceedings that, if the subject of an unfavorable decision, ruling or finding would not singly or in the aggregate, be reasonably expected to result in a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole; and

                           (iv) neither the execution and delivery of the
                  Indenture, this Agreement or the Registration Rights Agreement, the issue and sale of the Securities, nor the consummation of any other of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or


                                                      1.1-11
                  violation of, or imposition of any lien, charge or encumbrance upon any property or asset of Publications, TVSM or MMDI pursuant to, (A) the charter or by-laws of Publications, TVSM or MMDI, as applicable, (B) the terms of the contracts and agreements listed on a schedule to such opinion and reasonably acceptable to the Representatives; or (C) to the knowledge of such counsel, any statute, law, rule, regulation, judgment, order or decree applicable to Publications, TVSM or MMDI or any of their subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over Publications, TVSM or MMDI, any of their subsidiaries or any of their respective properties;

                  (c) The Representatives shall have received from Cravath, Swaine & Moore, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Rights Agreement, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (d) The Company shall have requested and caused Cole, Raywid & Braverman, L.L.P., regulatory counsel for the Company, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

                           (i) the statements regarding regulatory matters in
                  the Final Memorandum under the headings "Business--Regulation" and "Risk Factors--Certain of our businesses are subject to extensive government regulation" fairly summarize the matters therein described;

                           (ii) to the knowledge of such counsel, based on
                  information provided to such counsel regarding existing operations, UVSG and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the FCC necessary to conduct their respective businesses, and none of UVSG or any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of UVSG, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto);

                           (iii) to the knowledge of such counsel, there is no
                  pending or threatened action, suit or proceeding by or before the FCC against UVSG or any of its respective subsidiaries or properties that is not adequately disclosed in the Final Memorandum, except in each case for such proceedings that, if the subject of an unfavorable decision, ruling or finding would not singly or in the aggregate, result in a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of UVSG;

                           (iv) no consent, approval, authorization, filing with
                  or order of the FCC is required under the Communications Act of 1934, as amended (the "Communications Act"), in connection with the transactions contemplated herein or in the Indenture and the Registration Rights Agreement, except such as have been obtained; and



                                                      1.1-12

                           (v) the execution and delivery of the Indenture, this
                  Agreement and the Registration Rights Agreement, the issue and sale of the Securities, the consummation of any other of the transactions herein or therein contemplated and the fulfillment of the terms hereof or thereof will not conflict with, result in a breach or violation of the Communications Act or any FCC regulation in effect or cause the suspension, revocation, impairment, forfeiture, nonrenewal or termination of any FCC license or other authorization of the FCC. To the extent that any agreement or other document purports to grant a security interest in licenses issued by the FCC, the FCC has taken the position that security interests in FCC licenses are not valid. To the extent that any party seeks to exercise control of an FCC license in the event of a default or for any other reason, it may be necessary to obtain prior FCC consent.

                  (e) The Company shall have requested and caused Fish & Neave, intellectual property counsel for UVSG, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

                  In its capacity as UVSG's patent counsel and in the context of its representation, such counsel has reviewed certain statements under the headings "Business--Patents and Trademarks", "--Legal Proceedings", "Risk Factors--Any infringement by us on patent rights of others could result in litigation" and "--Litigation with Gemstar may adversely affect the future of TV Guide Interactive and its guides" in the Final Memorandum (collectively, the "Statements").

                  Although such counsel has not independently verified the completeness of the matters contained in the Statements, insofar as the Statements constitute facts pertaining to such counsel's representation and involve matters of United States law, the statements, to such counsel's actual knowledge, fairly summarize the matters therein set forth. As to questions of material fact relevant thereto, such counsel has relied, to the extent such counsel deems appropriate, upon representations made to such counsel by officers of UVSG.

         Specifically, such counsel believes as to certain aspects of the Statements that:

                           (i) Subject to any disclosure to the contrary in the
                  Final Memorandum, to such counsel's actual knowledge there are no legal or governmental proceedings, except patent office proceedings, pending or threatened against UVSG relating to the patents or patent applications of UVSG referenced in the Statements, except with respect to patents and patent applications arising from the joint venture known as TV Guide On Screen for which such counsel is not the prosecuting attorneys.

                           (ii) Subject to any disclosure to the contrary in the
                  Final Memorandum, to such counsel's actual knowledge there are no facts that would preclude UVSG from having clear title to or a valid license under the patents and patent applications of UVSG referenced in the Statements, except with respect to patents and patent applications arising from the joint venture known as TV Guide On Screen for which such counsel is not the prosecuting attorneys.

                           (iii) Subject to any disclosure to the contrary in
                  the Final Memorandum, and excepting patents owned by or licensed to Gemstar Development Corporation and its affiliates, such counsel has no actual knowledge of any charge asserted by a third party of infringement of any third party patent by UVSG and its subsidiaries.

         Further, such counsel has no actual knowledge that causes such counsel to believe, as of the date thereof, that the Statements contain any untrue statement of a material fact or omit to state a


                                                      1.1-13
material fact necessary to make such Statements not misleading in the context in which they are made.

                  (f) The Representatives shall have received from Morgan & Finnegan, L.L.P., intellectual property counsel for the Representatives, its report and opinion, dated the Closing Date and addressed to the Representatives, with respect to certain intellectual property and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass on such matters.

                  (g) The Company and each of the Subsidiaries shall have furnished to the Representatives a certificate of the Company and each such Subsidiary, signed by the Chairman of the Board, a Vice Chairman, the President or any Executive Vice President and the principal financial or accounting officer of the Company or such Subsidiary, as applicable, dated the Closing Date, to the effect that the signers of such certificate, in their representative capacities, have carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and that:

                           (i) the representations and warranties of the Company
                  or such Subsidiary Guarantor, as applicable, in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company or such Subsidiary Guarantor, as applicable, has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

                           (ii) with respect to the officers of the Company
                  only, since the date of the most recent financial statements included in the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

                  (h) At the Execution Time and at the Closing Date, the Company shall have requested and caused Arthur Andersen LLP to furnish to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder, that they have performed a review of the unaudited interim financial information of Publications for the six-month period ended December 31, 1998 and as at December 31, 1998, as well as for the twelve-month period ended December 31, 1998, and stating in effect that:

                           (i) in their opinion the audited financial statements
                  and financial statement schedules of Publications included in the Final Memorandum and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related rules and regulations adopted by the Commission thereunder;

                           (ii) on the basis of a reading of the latest
                  unaudited financial statements made available by Publications and its subsidiaries; their limited review in accordance with the standards established under Statement on Auditing Standards No. 71, of the unaudited interim financial information for the six-month period


                                                      1.1-14
                  ended December 31, 1998 and as at December 31, 1998, as well as for the twelve-month period ended December 31, 1998, carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and committees of Publications and its subsidiaries; and inquiries of certain officials of Publications who have responsibility for financial and accounting matters of Publications and its subsidiaries as to transactions and events subsequent to June 30, 1998, nothing came to their attention which caused them to believe that with respect to the period subsequent to December 31, 1998, there were any changes, at a specified date not more than six days prior to the date of the letter, in the total current assets, total assets, total current liabilities or total liabilities (excluding amounts due affiliates) of Publications and its subsidiaries as compared with the amounts shown on the December 31, 1998 consolidated balance sheet included in the Final Memorandum, or for the period from January 1, 1999 to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in revenues or EBITDA, or increases in net loss of Publications and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by Publications as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

                              (iii) they have performed certain other specified
                  procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of Publications and its subsidiaries) set forth in the Final Memorandum, including the information set forth under the captions "Selected Historical Financial Data--News America Publications Inc." and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Final Memorandum, agrees with the accounting records of Publications and its subsidiaries, excluding any questions of legal interpretation.

                  References to the Final Memorandum in this Section 6(h) include any amendment or supplement thereto at the date of the applicable letter.

                  (i) At the Execution Time and at the Closing Date, the Company shall have requested and caused KPMG LLP to furnish to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder, and stating in effect that:

                           (i) in their opinion the audited financial statements
                  and financial statement schedules for UVSG following the fiscal year ended December 31, 1996 and for the Netlink Wholesale Division included in the Final Memorandum and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related rules and regulations adopted by the Commission thereunder; and

                           (ii) on the basis of a reading of the minutes of the
                  meetings of the stockholders, directors and committees of UVSG and its subsidiaries and the Liberty Subsidiaries; and inquiries of certain officials of UVSG who have responsibility for financial and accounting matters of UVSG and its subsidiaries and the Netlink


                                                      1.1-15

                  Wholesale Division as to transactions and events subsequent to December 31, 1998, nothing came to their attention which caused them to believe that:

                  (1) with respect to the period subsequent to December 31, 1998, there were any changes, at a specified date not more than five days prior to the date of the letter, in the total current assets, total assets, total current liabilities or capital lease obligations and long-term debt of UVSG and its subsidiaries as compared with the amounts shown on the December 31, 1998 consolidated balance sheet included in the Final Memorandum, or for the period from January 1, 1999 to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in revenues, EBITDA or net income of UVSG and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by UVSG as to the significance thereof unless said explanation is not deemed necessary by the Representatives;

                  (2) with respect to the period subsequent to December 31, 1998, there were any changes, at a specified date not more than five days prior to the date of the letter, in the total current assets or total current liabilities of the Netlink Wholesale Division as compared with the amounts shown on the December 31, 1998 balance sheet included in the Final Memorandum, or for the period from January 1, 1999 to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in revenues, EBITDA or net earnings of the Netlink Wholesale Division, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Netlink Wholesale Division as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

                  (3) the information included in the Final Memorandum in response to Regulation S-K, Item 301 ("Selected Historical Financial Data--UVSG" and "--Netlink Wholesale Division") and Item 503(d) ("Ratio of Earnings to Fixed Charges") is not in conformity with the applicable disclosure requirements of Regulation S-X.

                           (iii) they have performed certain other specified
                  procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of UVSG and its subsidiaries and the Netlink Wholesale Division) set forth in the Final Memorandum, including the information set forth under the captions "Capitalization", "Summary Historical and Pro Forma Financial Data ", "Selected Historical Financial Data--Netlink Wholesale Division", "Selected Historical Financial Data--United Video Satellite Group, Inc." and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Final Memorandum, agrees with the accounting records of UVSG and its subsidiaries and the Netlink Wholesale Division, as applicable, excluding any questions of legal interpretation.

                           (iv) On the basis of a reading of the unaudited pro
                  forma financial statements (the "pro forma financial statements") included in the Final Memorandum; carrying out certain specified procedures; inquiries of certain officials of UVSG, Publications and TVSM who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements


                                                      1.1-16
                  of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

                  References to the Final Memorandum in this Section 6(i) include any amendment or supplement thereto at the date of the applicable letter.

                  (j) At the Execution Time and at the Closing Date, the Company shall have requested and caused Ernst & Young LLP to furnish to the Representatives a letter, dated as of the Execution Time, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder, and stating in effect that:

                           (i) in their opinion the audited financial statements
                  and financial statement schedules for UVSG as of and for the fiscal year ended December 31, 1996 comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related rules and regulations adopted by the Commission thereunder; and

                           (ii) they have performed certain other specified
                  procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of UVSG and its subsidiaries) set forth in the Final Memorandum, including the information set forth under the captions "Selected Historical Financial Data--United Video Satellite Group, Inc." and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Final Memorandum, agrees with the accounting records of UVSG and its subsidiaries, excluding any questions of legal interpretation.

                  References to the Final Memorandum in this Section 6(j) include any amendment or supplement thereto at the date of the applicable letter.

                  (k) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraphs (h) and (i) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to market the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

                  (l) Each of the TV Guide Acquisition and the Netlink Acquisition shall have been consummated or shall be consummated simultaneously with the transactions contemplated herein in accordance with the terms of the Proxy Statement and as described in the Final Memorandum.

                  (m) The Company shall have obtained new senior secured credit facilities in an aggregate principal amount of at least $300,000,000, which facilities shall consist of a $300,000,000 aggregate principal amount six-year revolving credit facility (having a


                                                      1.1-17
         minimum availability after the closing of the TV Guide Acquisition of not less than $114.7 million) and, at the Company's option, an up to $300,000,000 aggregate principal amount 364-day revolving credit facility that automatically converts at maturity into a five-year term loan.

                  (n) The Company shall have segregated certain of its patent rights into the IP Subsidiary (as defined in the Final Memorandum) and licensed such rights to the relevant subsidiaries of the Company, in each case in a manner reasonably acceptable to the Representatives.

                  (o) The Company shall have received gross proceeds from the sale of the Equalization Shares (as defined in the Final Memorandum) of not less than $128 million.

                  (p) The Securities shall have been designated as Portal-eligible securities in accordance with the rules and regulations of the NASD, and the Securities shall be eligible for clearance and settlement through The Depository Trust Company.

                  (q) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

                  (r) Publications and TVSM shall have been released as guarantors with respect to all indebtedness of News Corp. and its affiliates (other than the Company).

                  (s) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancelation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

                  The documents required to be delivered by this Section 6 will be delivered at the office of Baker & Botts, L.L.P., 599 Lexington Avenue, New York, NY 10022, on the Closing Date.

                  7. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied through no fault of the Initial Purchasers, because of any termination pursuant to
Section 10 hereof or because of any refusal, inability or failure on the part of UVSG or any Subsidiary Guarantor to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, UVSG and the Subsidiary Guarantors will reimburse the Initial Purchasers severally through Salomon Smith Barney Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.



                                                      1.1-18

                  8. Indemnification and Contribution. (a) UVSG and each of the Subsidiary Guarantors jointly and severally agree to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum (or in any supplement or amendment thereto) or any information provided by the Company to any holder or prospective purchaser of Securities pursuant to Section 5(h), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that UVSG and the Subsidiary Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchasers through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which UVSG and the Subsidiary Guarantors may otherwise have.

                  (b) Each Initial Purchaser severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from UVSG to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser through the Representatives specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which any Initial Purchaser may otherwise have. UVSG acknowledges that the statements set forth in the last paragraph of the cover page regarding the delivery of the Securities and, under the heading "Plan of Distribution", (i) the list of Initial Purchasers and their respective participation in the sale of the Securities and (ii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Memorandum and the Final Memorandum, constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto).

                  (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the


                                                      1.1-19
indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. An indemnifying party shall not be liable under this Section 8 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such indemnifying party, which consent shall not be unreasonably withheld.

                  (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, UVSG, each Subsidiary Guarantor and the Initial Purchasers agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Subsidiary Guarantors on the one hand and by the Initial Purchasers on the other from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser (except as may be provided in any agreement among the Initial Purchasers relating to the offering of the Securities) be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, UVSG, each Subsidiary Guarantor and the Initial Purchasers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Subsidiary Guarantors on the one hand and of the Initial Purchasers on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company and the Subsidiary Guarantors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions in each case set forth on the cover of the Final Memorandum. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, information and opportunity to correct or prevent such untrue statement or omission. UVSG, each Subsidiary Guarantor and the Initial Purchasers agree that it would not be just and equitable if contribution


                                                      1.1-20
were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls UVSG within the meaning of either the Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

                  9. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

                  10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to UVSG prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in UVSG's Class A Common Stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on such Exchange or the Nasdaq National Market; (ii) a banking moratorium shall have been declared either by Federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

                  11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of UVSG or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or UVSG or any of the officers, directors, employees, agents or controlling persons referred to in
Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancelation of this Agreement.



                                                      1.1-21

                  12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Salomon Smith Barney Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Salomon Smith Barney Inc. at 388 Greenwich Street, New York, New York 10013 Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to
(918) 488-4928 and confirmed to it at United Video Satellite Group, Inc., 7140 South Lewis Avenue, Tulsa, OK 74136, Attention: General Counsel.

                  13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in
Section 8 hereof, and, except as expressly set forth in Section 5(h) hereof, no other person will have any right or obligation hereunder.

                  14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

                  15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

                  16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

                  17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

                  "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Affiliate" shall have the meaning specified in Rule 501(b) of Regulation D.

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

                  "Commission" shall mean the Securities and Exchange
Commission.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Execution Time" shall mean, the date and time that this Agreement is executed and delivered by the parties hereto.

                  "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "IP Agreements" shall mean those assignment and licensing arrangements entered into among UVSG, subsidiaries of UVSG and United Video Properties, Inc. relating to assignment and licensing of intellectual property of the Company as described in the Final Memorandum.

                  "NASD" shall mean the National Association of Securities Dealers, Inc.



                                                      1.1-22

                  "Regulation D" shall mean Regulation D under the Act.

                  "Regulation S" shall mean Regulation S under the Act.

                  "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.




                                                      1.1-23

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and the several Initial Purchasers.

                                      Very truly yours,

                                      United Video Satellite Group, Inc.,

                                      by /s/ Peter C. Boylan III
                                      ---------------------------
                                      Name: Peter C. Boylan III
                                      Title: Executive Vice President;
                                             Chairman and Chief Executive
                                             Officer of TV Guide Entertainment
                                             Group and United Video Group


                                      Each of the Subsidiary
                                      Guarantors listed on Schedule II hereto,

                                      by /s/ Peter C. Boylan III
                                      ----------------------------------
                                      Name: Peter C. Boylan III
                                      Title:




The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Salomon Smith Barney Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated

by:  Salomon Smith Barney Inc.

 by  /s/   Robert D. Miller
     ----------------------------------
     Name: Robert D. Miller
     Title: Vice President

For themselves and the other several Initial Purchasers named in Schedule I to the foregoing Agreement.




                                                      1.1-24

                                   SCHEDULE I

                                                            Principal
                                                            Amount of
                                                            Securities
Initial Purchasers                                          to be Purchased


Salomon Smith Barney Inc................................... $166,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated...........166,000,000

Credit Lyonnais Securities (USA) Inc..........................28,000,000
BNY Capital Markets, Inc......................................20,000,000
TD Securities (USA) Inc.......................................20,000,000
                                                           -------------
               Total .......................................$400,000,000




                                                      1.1-25

                                   SCHEDULE II


United Video Network Sales, Inc.
UV Corp
UVTV, Inc.
UVTV-A, Inc.
UVTV-X, Inc.
DirectCom Networks, Inc.
TV Guide Media Sales, Inc.
EuroMedia Group, Inc.
TV Guide Interactive Group Inc.
Prevue Data Services, Inc.
TV Guide Online, Inc.
Prevue Interactive, Inc.
PNI Holdings, Inc.
Prevue Networks Inc.
Prevue International, Inc.
Sneak Holdings, Inc.



                                                      1.1-26

                                                                       EXHIBIT A


                       Selling Restrictions for Offers and
                         Sales outside the United States

                  (1)(a) The Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. Each Initial Purchaser represents and agrees that, except as otherwise permitted by Section 4(a)(i) or (ii) of the Agreement to which this is an exhibit, it has offered and sold the Securities, and will offer and sell the Securities, (i) as part of their distribution at any time; and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S under the Act. Accordingly, each Initial Purchaser represents and agrees that neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and that it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Initial Purchaser agrees that, at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(a)(i) or (ii) of the Agreement to which this is an exhibit), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and March 1, 1999, except in either case in accordance with Regulation S or Rule 144A under the Act. Terms used above have the meanings given to them by Regulation S."

                  (b) Each Initial Purchaser also represents and agrees that it has not entered and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its Affiliates or with the prior written consent of the Company.

                  (c) Terms used in this section have the meanings given to them by Regulation S.

                  (2) Each Initial Purchaser represents and agrees that (i) it has not offered or sold, and will not offer or sell, any Securities in the United Kingdom, by means of any document, other than to persons whose ordinary business it is to buy, hold, manage or dispose of investments, whether as principal or as agent, for the purpose of their businesses or in circumstances which do not constitute an offer to the public within the meaning of the Companies Act 1989 of Great Britain; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of the United Kingdom with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 9(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom the document may otherwise lawfully be issued or passed on.